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                                                                       EXHIBIT 5

                         [ARNOLD & PORTER LETTERHEAD]


                                 April 2, 1998


Board of Directors
Software AG Systems, Inc.
11190 Sunrise Valley Drive
Reston, VA  20191

Re:     Registration Statement on Form S-8
        File No. 333-

Gentlemen:

        We have acted as special counsel to Software AG Systems, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") relating to the Company's Employee Stock Purchase Plan (the "Plan") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"), covering 1,500,000 shares (the "Shares") of common stock, $.01 par value per share, issuable pursuant to the Plan. This opinion is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

        For purposes of this opinion, we have examined such corporate records of the Company, including the Company's Second Amended and Restated Certificate of Incorporation, its Second Amended and Restated Bylaws, and resolutions of the Company's Board of Directors, and such other documents as we deem necessary for rendering the opinion hereinafter expressed.

        This opinion is subject to the following qualifications, which are in addition to any other qualifications contained herein:

        A. We have assumed without verification the genuineness of all signatures on all documents, the legal capacity of all natural persons, the authority of the parties (other than the Company) executing such documents, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed the accuracy, completeness and authenticity of statements of fact on which we are relying and have made no independent investigations thereof.
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        B.  We have assumed without verification that, with respect to the minutes of any meetings of the Company's Board of Directors or any committees thereof that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

        C. We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company.

        D. This opinion is based on existing laws, ordinances, rules, regulations, court and administrative decisions as they presently have been interpreted and we can give no assurances that our opinion would not be different after any change in any of the foregoing occurring after the date hereof.

        This opinion is based as to matters of law solely on the General Corporation Law of the State of Delaware. As to matters governed by such law, we have relied exclusively on the latest standard compilation of such statute as reproduced in commonly accepted unofficial publications available to us.

        Based upon, subject to and limited by the foregoing, we are of the opinion that, after the Plan is duly approved by the stockholders of the Company, the Shares, when issued and delivered in the manner and on the terms described in the Plan, will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

        This letter does not address any matters other than those expressly addressed herein. This letter is given for your sole benefit and use. No one else is entitled to rely hereupon. This letter speaks only as of the date hereof. We assume no obligation to update or supplement it after such date or to advise you of any changes in the foregoing subsequent to the delivery of this opinion.

        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not hereby admit that we are an "expert" within the meaning of the 1933 Act.

                                                Sincerely yours,

                                                /s/ Arnold & Porter

                                                Arnold & Porter

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